UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 27, 2010

SYNIVERSE HOLDINGS, INC.

SYNIVERSE TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware Delaware	001-32432 333-88168	30-0041666 06-1262301
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

8125 Highwoods Palm Way

Tampa, Florida 33647

Telephone: (813) 637-5000

(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On April 27, 2010, the Board of Directors of Syniverse Holdings, Inc. (the “Company”) determined that it will either (i) include in its proxy statement relating to the Company’s 2011 Annual Meeting of Stockholders (the “2011 Annual Meeting”) a proposal (the “Rights Plan Proposal”) soliciting stockholder approval of the Company’s existing stockholder rights plan, or (ii) repeal the stockholder rights plan prior to the 2011 Annual Meeting. In the event that the Company elects to include the Rights Plan Proposal in its proxy statement for the 2011 Annual Meeting, and the Company does not receive the affirmative vote of the holders of a majority of the voting power of the Company’s issued and outstanding stock entitled to vote upon such matter, then the Company will promptly take action to repeal the stockholder rights plan.

About the Stockholder Rights Plan

On November 16, 2008, the Company’s Board of Directors adopted a stockholder rights plan which declared a dividend of one preferred share purchase right (the “Right”) for each outstanding share of Common Stock, par value $0.001 per share (the “Common Shares”), of the Company. The dividend was payable on November 28, 2008 to the stockholders of record on that date. Each Right entitles the registered holder to purchase from the Company one one-thousandth of a share (a “Unit”) of Series A Junior Participating Preferred Stock, par value $0.01 per share (the “Preferred Shares”), at a price of $33 per one one-thousandth of a Preferred Share (the “Purchase Price”), subject to adjustment. Each Unit has designations and powers, preferences and rights, and the qualifications, limitations and restrictions designed to make it the economic equivalent of a Common Share. The description and terms of the Rights are set forth in the Rights Agreement dated November 16, 2008.

Under the plan, the stock rights will become exercisable only when a public announcement or notice to us has been made that a person or group has acquired, or obtained the right to acquire beneficial ownership of 15% or more of the outstanding shares of the Company’s Common Shares, other than as a result of an offer approved by the Board of Directors of the Company and (ii) 10 business days (or, if determined by the Board of Directors, a specified or unspecified later date) following the commencement or announcement of an intention to make a tender offer or exchange offer which, if successful, would cause the bidder to own 15% of more of the Company’s outstanding Common Shares. Until a Right is exercised, the holder thereof, will have no rights as a stockholder, other than rights resulting from such holder’s ownership of Common Shares, including, without limitation, the right to vote or to receive dividends.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

Dated: April 27, 2010

SYNIVERSE HOLDINGS, INC.
(Registrant)

By:	/s/ David W. Hitchcock
	Name:	David W. Hitchcock
	Title:	Chief Financial Officer

SYNIVERSE TECHNOLOLGIES, INC.
(Registrant)

By:	/s/ David W. Hitchcock
	Name:	David W. Hitchcock
	Title:	Chief Financial Officer